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                                  EXHIBIT 99.1
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                             THE MAXIM GROUP, INC.
                               210 TOWNPARK DRIVE
                            KENNESAW, GEORGIA 30144

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 1996 ANNUAL
                            MEETING OF SHAREHOLDERS.

    The undersigned hereby appoints A.J. Nassar and Thomas P. Leahey or either of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of THE MAXIM GROUP, INC. to be held on August 29, 1996, at 10:00 a.m. at 210 TownPark Drive, Kennesaw, Georgia 30144, and any adjournments or postponements thereof:

1. To consider and vote upon a proposal to adopt the Agreement and Plan of Reorganization, dated as of May 31, 1996 (the "Merger Agreement"), among Maxim, TMG-II Merger, Inc., a wholly-owned subsidiary of Maxim (the "Merger Subsidiary") and Image Industries, Inc. ("Image"), and to approve the merger (the "Merger") of Image and the Merger Subsidiary, pursuant to which the Merger Subsidiary will be merged into Image, with Image thereby becoming a wholly-owned subsidiary of Maxim, and in which each issued and outstanding share of Image Common Stock will be converted into the right to receive one share of Maxim Common Stock.

     / / FOR                / / AGAINST                / / ABSTAIN

2. To approve an amendment to the Certificate of Incorporation of Maxim to increase the number of authorized shares of Common Stock from 15,000,000 shares to 25,000,000 shares.

     / / FOR                / / AGAINST                / / ABSTAIN

3. To approve an amendment to the Certificate of Incorporation of Maxim to (A) provide for the election and removal of directors and for the classification of the Board of Directors into three classes, (B) prohibit actions by written consent of shareholders without a meeting and (C) authorize the Board of Directors to amend the By-Laws without action by shareholders (the matters referred to in items 2 and 3 are collectively referred to as the "Maxim Charter Amendments").

     / / FOR                / / AGAINST                / / ABSTAIN

4. If the Maxim Charter Amendments referred to in item 3, above, are adopted, to elect eight (8) directors to constitute the Board of Directors of Maxim to be divided into three classes as set forth below and to serve until their successors are duly elected and shall have qualified; otherwise, such directors are to be elected to serve for the ensuing year and until their successors are duly elected and shall have qualified.

      / / FOR all nominees listed below (except as marked to the contrary
    below)                / / WITHHOLD AUTHORITY to vote for all nominees listed
                                       below

    Class I Directors (to serve for a term expiring at the 1997 Annual Meeting of Shareholders): Dicky W. McAdams; Herb Wolk; and J. Michael Nixon.

    Class II Directors (to serve for a term expiring at the 1998 Annual Meeting of Shareholders): James W. Inglis; and Ronald McSwain.

    Class III Directors (to serve for a term expiring at the 1999 Annual Meeting of Shareholders): Richard A. Kaplan; A. J. Nassar; and M. B. Seretean.

   INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

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5.  To approve an amendment to the 1993 Stock Option Plan of Maxim to increase the number of shares available for grant thereunder from 1,000,000 shares to 2,000,000 shares.

          / / FOR            / / AGAINST            / / ABSTAIN

6. To transact such other business incidental to the conduct of the Maxim Annual Meeting as may properly come before the Maxim Annual Meeting or any adjournments or postponements thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ABOVE PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

                                         Please date and sign this Proxy exactly
                                         as name(s) appears on the mailing
                                         label.

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                                         Print Name(s):_________________________

                                         NOTE:  When signing as an attorney,
                                         trustee, executor, administrator or
                                         guardian, please give your title as
                                         such. If a corporation or partnership,
                                         give full name by authorized officer.
                                         In the case of joint tenants, each
                                         joint owner must sign.

                                         Dated:_________________________________